UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 25, 2009

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

State of Incorporation:  Delaware

COMMISSION FILE NUMBER 1-4221

Internal Revenue Service – Employer Identification No. 73-0679879

1437 South Boulder Avenue, Suite 1400, Tulsa, Oklahoma 74119

(918)742-5531

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)                                  On March 25, 2009, Helmerich & Payne, Inc. (the “Company”) amended its form of Nonqualifed Stock Option Agreement entered into between the Company and certain employees, including officers, in connection with stock options granted under the Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan (the “Plan”).  The Nonqualified Stock Option Agreement was amended to add a provision addressing suspension and termination of stock option awards granted under the Plan.  In particular, if the Human Resources Committee of the Company’s Board of Directors determines that a Plan participant has committed any illegal act, fraud, embezzlement or deliberate disregard of Company rules or policies that may reasonably be expected to result in loss, damage or injury to the Company, the Human Resources Committee may (1) cancel any outstanding stock option award granted to the Plan participant, in whole or in part, whether the award is vested or deferred and/or (2) if such conduct or activity occurs during a Company fiscal year in which there is also an exercise or receipt of an award, require the Plan participant to repay to the Company any gain realized or value received upon exercise or receipt of the award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized the undersigned to sign this report on its behalf.

HELMERICH & PAYNE, INC.
(Registrant)

/s/ Steven R. Mackey

Steven R. Mackey
Executive Vice President

DATE: March 27, 2009